UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Indiana	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400, San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 4 2015, The Lion Fund II, L.P. (“Lion Fund II”) commenced a tender offer to acquire up to 575,000 shares of the common stock of Biglari Holdings Inc. (“Biglari Holdings) not otherwise owned by affiliates of Lion Fund II at a price of $420.00 in cash per share. On June 5, 2015, Biglari Holdings issued a press release concerning the process by which Biglari Holdings’ board of directors and Governance, Compensation and Nominating Committee will determine the Company’s position with respect to the tender offer.  A copy of the press release related to this announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Number	Description
99.1	Press Release dated June 5, 2015
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGLARI HOLDINGS INC.

By /s/ Bruce Lewis Name: Bruce Lewis Title: Controller
Date June 5, 2015

Exhibit Index

Number	Description
99.1	Press Release dated June 5, 2015